UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2012

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of January 27, 2012, Jonathan Neuman, President and Chief Operating Officer of Imperial Holdings, Inc. (the “Company”), entered into a Letter of Understanding Concerning Voluntary Leave of Absence (the “Letter of Understanding”) with the Company providing for Mr. Neuman to take a four month leave of absence.

During his leave of absence, Mr. Neuman will continue to serve on the Board of Directors of the Company and will be entitled to his salary, bonus incentives and benefits as provided for in his Executive Employment and Severance Agreement entered into with the Company as of September 29, 2010 (“Employment Agreement”). Except as modified by the Letter of Understanding, the terms of Mr. Neuman’s Employment Agreement remain in effect.

Antony Mitchell, Chairman and Chief Executive Officer of Imperial, will assume Mr. Neuman’s responsibilities during Mr. Neuman’s leave. The foregoing summary does not purport to be complete and is qualified in its entirety by the Letter of Understanding attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 30, 2012, the Company issued a press release announcing the leave of absence described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Letter of Understanding Concerning Voluntary Leave of Absence, effective as of January 27, 2012, between Imperial Holdings, Inc. and Jonathan Neuman.

Exhibit 99.1	Press release issued by the Company on January 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2012

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter of Understanding Concerning Voluntary Leave of Absence, effective as of January 27, 2012, between Imperial Holdings, Inc. and Jonathan Neuman.

99.1	Press release issued by the Company on January 30, 2012.